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                                  EX-99.B.8.11

                               FIFTH AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

                                   WITNESSETH:

     WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998 and amended on November 9, 1998, December 31, 1999, February 11, 2000 and May 1, 2000 ("Agreement"); and

     WHEREAS, ALIAC, Aeltus and the Funds desire to amend and restate Schedule B of the Agreement to (i) include Aetna GET Fund, Series L and M and
(ii) delete Aetna High Yield VP, Aetna Real Estate Securities VP and Aetna Index Plus Bond VP, each a series of Aetna Variable Portfolios, Inc.; and

     NOW, THEREFORE, it is agreed among ALIAC, Aeltus and the Funds to amend and restate Schedule B to include Aetna GET Fund, Series L and M, and to delete Aetna High Yield VP, Aetna Real Estate Securities VP and Aetna Index Plus Bond VP.

     IN WITNESS WHEREOF, the undersigned have executed this Fifth Amendment to the Agreement by their duly authorized officers as of the 27th day of February, 2001.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By           /s/ Laurie M. Tillinghast
             --------------------------------------------

Name         Laurie M. Tillinghast
             --------------------------------------------

Title        Vice President
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AELTUS INVESTMENT MANAGEMENT, INC.

By           /s/ Frank J. Litwin
             --------------------------------------------

Name         Frank Litwin
             --------------------------------------------

Title        Managing Director
             --------------------------------------------

AETNA VARIABLE FUND                          AETNA GET FUND
AETNA VARIABLE ENCORE FUND                   AETNA GENERATION PORTFOLIOS, INC.
AETNA INCOME SHARES                          AETNA VARIABLE PORTFOLIOS, INC.
AETNA BALANCED VP, INC.

By           /s/ J. Scott Fox
             --------------------------------------------

Name         J. Scott Fox
             --------------------------------------------

Title        President
             --------------------------------------------